Exhibit 99

NETWORK EQUIPMENT TECHNOLOGIES ANNOUNCES
FINANCIAL RESULTS FOR THIRD QUARTER OF FISCAL 2008

Sales of New Products Drive Consistent Revenue Growth

Fremont, CA, January 31, 2008 – Telecommunications equipment maker Network Equipment Technologies, Inc. (NYSE:NWK), today reported its results for the third quarter of fiscal 2008.

Total revenue in the third quarter was $29.0 million, an increase of 6% from the prior quarter and a 32% increase over the third quarter of the prior fiscal year.  This represents NET’s seventh consecutive quarter of revenue growth.  Revenue for the third quarter of fiscal 2008 included $1.1 million recognized by Quintum Technologies following the completion of the acquisition by NET on December 4, 2007.

Product revenue was $25.5 million, a 6% increase from the prior quarter and a 31% increase from the third quarter last year.  Increased sales of the company’s VX Series and NX Series products were again the primary driver of revenue growth from the prior year.

Net income for the quarter was $1.5 million, or $0.05 per share, compared to net income of $1.6 million, or $0.06 per share, in the prior quarter and a net loss of $599,000, or $0.02 per share, in the third quarter of the prior fiscal year.  Net income in the third quarter of fiscal 2008 was affected by approximately $1.0 million of transition costs and inventory charges related to our move to a new contract manufacturer. The company expects these costs to begin to reduce slightly in the current quarter and to decrease significantly over the first half of fiscal 2009.

Cash and investment balances at the end of the quarter were $161.2 million, compared to $97.0 million at the end of the prior quarter. During the third quarter of fiscal 2008, the company obtained net proceeds of $82.2 million from an $85 million convertible senior debt offering, used approximately $24 million of cash in the acquisition of Quintum, and added to the company’s cash and investments with more than $6 million from operations.

Total revenue for the nine month period ended December 28, 2007 was $82.7 million compared to $59.1 million for the same period of the prior year.  Net income for the nine month period ended December 28, 2007 was $4.4 million, or $0.16 per share, compared to a net loss of $6.7 million, or $0.27 per share, for the same period of the prior year.

Non-GAAP net income for the quarter was $2.6 million, or $0.09, per share, compared with non-GAAP net income of $2.5 million, or $0.09 per share, in the prior quarter and non-GAAP net loss of $292,000, or $0.01 per share, in the third quarter of fiscal 2007.   For the third quarter of fiscal 2008, non-GAAP net income was calculated by excluding $769,000 of non-cash stock-based compensation expense, approximately $200,000 for amortization of intangible assets from our acquisition of Quintum and $69,000 of accretion charges resulting from vacating our former manufacturing facility in the fourth quarter of fiscal 2007.  For the nine month period ended December 28, 2007 non-GAAP net income was calculated by excluding $2.1 million of non-cash stock based compensation expense, $257,000 of accretion and other charges resulting from vacating our former manufacturing facility and approximately $200,000 for amortization of intangible assets from our acquisition of Quintum.  For the third quarter of fiscal 2007, non-GAAP net loss was calculated by excluding $306,000 of non-cash stock based compensation expense. Refer to the table below for a reconciliation of GAAP to non-GAAP for net income and earnings per share.

President and CEO C. Nicholas Keating, Jr. remarked, “During the third quarter, we moved forward on our plans to grow the company through internal product development, acquisition and partnerships.  We also took steps to position the company for future growth by strengthening our cash position, expanding our international footprint and gaining necessary third party product certifications.  I am encouraged by the acceptance of our products from international and federal government customers and the expanding opportunity emerging for us in the enterprise market for unified communications.  Further, with the addition of Quintum Technologies and our own product development, we are able to offer a broad product line to our customers.

“Operationally during the quarter, we undertook a number of key initiatives including the launch of a new ERP system, the transition to a new contract manufacturer and the securing of an extension of our existing General Services Administration Schedule contract.  Finally, the $85 million convertible senior debt offering we completed in late December augments our solid balance sheet, and will also enable us to take advantage of strategic opportunities as they arise,” added Keating.

Conference Call Information:
The company will be hosting a conference call today to discuss these results at 5:30 p.m. ET. Please dial (800) 901-5217 or (617) 786-2964 and provide conference ID# 47184529 to access the call. The conference call will also be broadcast from http://ir.net.com.

A recording of the conference call will be provided by telephone and the internet beginning two hours after completion of the call. The replay may be accessed by telephone through midnight on February 7, 2008; please dial (888) 286-8010 or (617) 801-6888 and enter conference ID# 34353298. A digital recording will be available on the company's website for one year.

About Network Equipment Technologies, Inc.
For nearly a quarter of a century, Network Equipment Technologies, Inc. (NET) has provided voice and data communications equipment for multi-service networks requiring high degrees of versatility, interoperability, security and performance. NET’s broad family of products are purpose-built for mixed-service, multi-protocol networks; bandwidth-sensitive site communications; high performance, security-sensitive transmissions; and converged communications. The company’s NX (network exchange) and VX (voice exchange) products enable interoperability and integration with existing networks for seamless migration to secure IP-based voice and data communications. In addition, Quintum, a subsidiary of NET, delivers VoIP access solutions that bring the reliability and voice clarity of public telephone networks to Internet telephony.

Visit www.net.com for more information.

Use of Non-GAAP Financial Information
To supplement the company's condensed consolidated financial statements presented in accordance with GAAP, NET has provided certain non-GAAP net income (loss) financial measures that exclude amortization of intangible assets from the Quintum acquisition, expenses for the company’s non-cash stock compensation, and charges relating to vacating our former manufacturing facility. These non-GAAP measures include net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and the company's prospects for the future. NET believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and reflect NET’s ongoing business in a manner that allows meaningful period-to-period comparisons. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward Looking Statements
This press release contains forward-looking statements, within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, relating to our results of operations. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could affect such results include market acceptance for our new products and our ability to commercialize new products and product enhancements, timely completion of product development initiatives, new competition and technological changes, the challenges involved in integrating the operations of our newly acquired Quintum subsidiary, effective completion of the transition of contract manufacturing, the timing of orders and satisfaction of conditions to recognize revenue, and unanticipated or extraordinary expenses, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K and most recent subsequent Quarterly Report on Form 10-Q. Network Equipment Technologies disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

# # #

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

(unaudited)

	Quarter Ended		Nine Months Ended
	December 28, 2007	December 29, 2006	December 28, 2007	December 29, 2006
Revenue:
Product	$25,480	$19,424	$72,424	$51,470
Service	3,559	2,645	10,288	7,593
Total revenue	29,039	22,069	82,712	59,063
Costs of revenue:
Cost of product revenue	11,672	7,562	31,061	20,690
Cost of service revenue	3,052	2,429	8,933	7,223
Total cost of revenue	14,724	9,991	39,994	27,913
Gross margin	14,315	12,078	42,718	31,150
Operating expenses:
Sales and marketing	5,076	4,848	14,279	13,728
Research and development	5,783	5,044	17,751	15,747
General and administrative	2,774	3,286	8,300	9,555
Restructure and other costs	27	(5)	79	(4)
Total operating expenses	13,660	13,173	40,409	39,026
Income (loss) from operations	655	(1,095)	2,309	(7,876)
Other income (expense), net	254	(16)	247	(86)
Interest income, net	676	511	2,043	1,258
Income (loss) before taxes	1,585	(600)	4,599	(6,704)
Income tax provision (benefit)	47	(1)	206	5
Net income (loss)	$1,538	$(599)	$4,393	$(6,709)

Per share amounts
Net income (loss):
Basic	$0.06	$(0.02)	$0.16	$(0.27)
Diluted	$0.05	$(0.02)	$0.16	$(0.27)

Common and common equivalent shares:
Basic	27,779	24,978	26,939	24,886
Diluted	28,858	24,978	27,997	24,886

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

(unaudited)

	December 28, 2007	March 30, 2007
Current assets:
Cash and investments	$161,208	$90,132
Accounts receivable, net	20,375	14,822
Inventories	12,912	10,452
Prepaid expenses and other assets	7,545	3,242
Total current assets	202,040	118,648

Property and equipment, net	10,102	10,581
Goodwill and purchased intangibles, net	42,360	—
Other assets	9,995	4,790
Total assets	$264,497	$134,019
Liabilities and Stockholders’ Equity
Accounts payable	$12,065	$8,569
Other current liabilities	16,150	15,274
Total current liabilities	28,215	23,843

Long-term liabilities	4,832	3,886
3 ¾% convertible senior notes	85,000	—
7 ¼% redeemable convertible subordinated debentures	24,706	24,706
Stockholders’ equity	121,744	81,584
Total liabilities and stockholders’ equity	$264,497	$134,019

NETWORK EQUIPMENT TECHNOLOGIES, INC.
GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(Unaudited – in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 28, 2007	December 29, 2006	December 28, 2007	December 29, 2006
GAAP net income (loss)	$1,538	$(599)	$4,393	$(6,709)
Cost of product revenue, stock based compensation expense	51	22	120	68
Cost of service revenue, stock based compensation expense	37	9	97	27
Sales and marketing, stock based compensation expense	189	60	471	182
Research and development, stock based compensation expense	136	67	315	210
General and administrative, stock based compensation expense	356	148	1,058	365
General and administrative, accretion of discount on future cash flows from subleases	69	—	226	—
Restructuring costs, costs to vacate former manufacturing facility	—	—	31	—
Amortization of intangibles acquired through acquisition	191	—	191	—
Income tax effect	(10)	1	(61)	(1)
Non-GAAP net income (loss)	$2,557	$(292)	$6,841	$(5,858)
Non-GAAP net income (loss) per share data:
Basic	$0.09	$(0.01)	$0.25	$(0.24)
Diluted	$0.09	$(0.01)	$0.24	$(0.24)
Common and common equivalent shares:
Basic	27,779	24,978	26,939	24,886
Diluted	28,858	24,978	27,997	24,886